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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K into the Company's previously filed Form S-8 dated May 17, 1993, Form S-8 dated August 29, 1994, Form S-8 dated November 4, 1996, Form S-3 dated November 17, 1995 and Form S-3 dated December 9, 1996.


ARTHUR ANDERSEN LLP


Houston, Texas
March 30, 1998